Exhibit 10.1

                            ASSET PURCHASE AGREEMENT

         This Asset Purchase Agreement ("Agreement") is made this 24th day of December, 1996, by and between Amusement Center, Inc., a Minnesota corporation with its principal place of business located at 300 South 3rd Street, Minneapolis, Minnesota 55415 ("Amusement Center"), Buns & Roses II, Inc., a Minnesota corporation with its principal place of business located at 300 South 3rd Street, Minneapolis, Minnesota 55415 ("B&R II"), Larry Holmberg, an individual with his principal place of business located at 300 South 3rd Street, Minneapolis, Minnesota 55415 ("Holmberg") and Rick's Cabaret International, Inc., a Texas corporation, whose address is 3113 Bering Drive, Houston, Texas 77057 or its designees ("Buyer"). Amusement Center and B&R II are hereinafter collectively referred to as "Seller(s)".

                                R E C I T A L S:

         WHEREAS, Seller is the owner of all of the tangible and intangible assets associated or used in connection with the operation of an adult entertainment restaurant and bar known as "Buns & Roses" at 300 South 3rd Street, Minneapolis, Minnesota 55415 ("Buns & Roses"); and

         WHEREAS, Holmberg is the sole stockholder of the Seller; and

         WHEREAS, Holmberg owns all of the real estate upon which Buns & Roses is located, as more fully described herein, and all improvements thereon (the "Property"); and

         WHEREAS, Seller desires to sell and transfer all of the assets associated or used in connection with the operation of Buns & Roses; and

         WHEREAS, Holmberg desires to sell and convey the Property; and

         WHEREAS, the Buyer or its designee desires to acquire all of the assets of the Seller and the Property, upon and subject to the terms and conditions of this Agreement.

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements set forth herein and in reliance upon the representations and warranties contained herein, the parties hereto covenant and agree as follows:

                                    ARTICLE I
                    PURCHASE AND SALE OF ASSETS AND PROPERTY

         1.1 ASSETS OF SELLER TO BE TRANSFERRED TO BUYER. On the Closing Date (as defined in Article VI hereof), and subject to the terms and conditions set forth in this Agreement, Seller shall sell, convey, transfer and assign, or cause to be sold, conveyed, transferred and assigned to Buyer, and Buyer shall acquire all of the assets of the Seller, including but not limited to, the following assets (the "Purchased Assets"):

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         (i)      all furniture,  fixtures,  equipment,  appliances,  machinery, computer hardware and peripherals, computer software, sound equipment, audio speakers, lighting fixtures, cash registers, video equipment, lockers and other personal property of whatever nature owned or leased by Seller in connection with the operation of Buns & Roses, including but not limited to those items more fully described on Exhibit 1.1(i) of this Agreement (the "Personal Property");

         (ii) all of Seller's inventory of supplies, accessories and any and all other items of personal property of whatever nature, sold by the Seller in the operation of Buns & Roses (the "Inventory"), as more fully described in Exhibit 1.1(ii);

         (iii) all supplies (other than Inventory) and other "consumable supplies" used in connection with the operation of Buns & Roses (the "Supplies"), as more fully described in Exhibit 1.1(iii);

         (iv) all of Seller's right, title, and interest, as lessee, of any and all equipment leased by Seller and located at Buns & Roses (the "Leased Equipment");

         (v) all right, title and interest in and to any and all trademarks, tradenames, trade dress, service marks, slogans, logos, corporate or partnership names (and any existing or possible combination or derivation of any or all of the same) and general intangibles, including, without limitation, the goodwill and intellectual property rights, associated with or used in connection with the operation or business of Buns & Roses, including all rights, title and interest in and to the following tradename and trademark "Buns & Roses" (the "Intellectual Property"), provided however that Holmberg will retain the right to use the tradename "Buns & Roses" outside the corporate city limits of Minneapolis, Minnesota;

         (vi) all right, title, and interest of Seller to the use of the telephone numbers presently being used by Seller, including all rotary extensions thereto, and all advertisements in the "Yellow Pages", "City Directory" and other similar publications (the "Telephone Numbers") and after the Closing, Buyer shall assume all expenses for the Telephone Numbers and advertising; and

         (vii) all of Seller's lists of suppliers, and any and all copies of books, records, papers, files, memoranda and other documents in Seller's possession relating to or compiled in connection with the operation of Buns & Roses which are requested by Buyer (the "Records").

         Specifically excluded from the term "Purchased Assets" as used herein are cash equivalents, investment securities, federal income tax refunds, corporate seals, books and records relating solely to corporate governance, and any motor vehicle used for personal or family activities by any shareholder of Seller (hereinafter collectively referred to as the "Excluded Assets").

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         1.2 SALE OF PROPERTY TO BUYER.  On the Closing Date, and subject to the terms and conditions set forth in this Agreement, Holmberg shall sell, convey, transfer and assign, or cause to be sold, conveyed, transferred and assigned to Buyer or its designee the Property whose address is generally known as 300 South 3rd Street, Minneapolis, Minnesota 55415 and all improvements thereon, pursuant to General Warranty Deed which shall convey good and marketable title to the Property, free and clear of all claims, liens or encumbrances. Holmberg and Buyer shall enter into an Earnest Money Contract by and between Holmberg and Buyer which shall be executed and delivered simultaneously with the execution of this Agreement, in the form attached hereto as Exhibit 1.2 ("Earnest Money Contract").

         1.3 PURCHASE PRICE. As consideration for the Purchased Assets and the Property, Buyer shall pay, at Closing to Seller and Holmberg, the total aggregate sum of $3,000,000.00 ("Purchase Price"), payable as follows:

         (i) $500,000.00 payable by cashier's check, certified funds or wire transfer at Closing of which $250,000.00 shall be allocated to the purchase of the Property and $250,000.00 shall be allocated to the purchase of the Purchased Assets; and

         (ii) the remaining $2,500,000.00 of the Purchase Price shall be paid by Buyer's execution and delivery of a Mortgage Promissory Note in the form attached hereto as Exhibit 1.3
                  (ii)(a) in the amount of $500,000.00 ("Mortgage Promissory Note") and a Promissory Note in the form attached hereto as
                  Exhibit 1.3 (ii)(b) in the amount of $2,000,000.00 amortized over 20 years, bearing interest at the rate of nine percent (9%) per annum, payable in 119 equal monthly principal and interest installments, with a final balloon payment due on the 120th monthly installment payment ("Promissory Note"). The Mortgage Promissory Note will be secured by the First Mortgage Deed in the form attached hereto as Exhibit 1.3(ii)(c) and the Promissory Note will be secured by a Security Agreement in the form attached hereto as Exhibit 1.3(ii)(d).

         1.4 PAYMENT OF EARNEST MONEY. Buyer shall pay, as earnest money ("Earnest Money"), upon execution and delivery of this Agreement, the sum of $60,000.00, pursuant to the terms of the Ernest Money Contract. The Earnest Money shall be deposited with a title company mutually agreeable to the parties, as escrow agent, which Earnest Money shall be applied, subject to Closing, to the Purchase Price. In the event this Agreement is terminated and the Closing does not occur, the Earnest Money, together with any earned interest thereon, shall be delivered in the manner set forth in Article 9 hereof.

         1.5 NO ASSUMPTION OF LIABILITIES. The Buyer shall have no obligation and shall not assume or agree to pay, perform or discharge, nor shall the Buyer be directly or indirectly responsible or obligated for, any debts, obligations, contracts or liabilities of the Seller, wherever or however incurred, except for leases assumed by Buyer, which monthly expenses shall be pro rated as of the Closing. All real and personal property taxes on the Purchased Assets and the Property will be paid in full by the Seller or Holmberg for all years prior to the Closing Date and for the year of Closing will be pro rated to the Closing Date.

         1.6 ALLOCATION OF PURCHASE PRICE. The Purchase Price of the Purchased Assets and the Property shall be allocated among the Purchased Assets and the Property in accordance with a schedule which shall be agreed upon and signed by all of the parties hereto at or prior to the Closing Date.

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                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES
                           OF THE SELLER AND HOLMBERG

         The Seller and Holmberg, jointly and severally, represent and warrant to Buyer as follows;

         2.1 ORGANIZATION AND CAPITALIZATION OF SELLER. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Minnesota, with full power and authority and all necessary governmental and regulatory licenses, permits and authorizations to carry on the businesses in which it is engaged, to own the properties that it owns currently and will own at the Closing, and to perform its obligations under this Agreement. The authorized capital stock of Amusement Center and B&R II, each, consists of 1,000 shares of common stock, $1.00 par value, of which 1,000 shares are validly issued and outstanding. All of such issued and outstanding shares of common stock of Seller is owned by Holmberg and are fully paid and non-assessable.

         2.2 AUTHORIZATION OF AGREEMENT. Seller has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Seller of this Agreement and the performance by Seller of its obligations hereunder (a) have been duly and validly authorized by all requisite corporate action and (b) will not violate its charter or bylaws or any order, writ, injunction, decree, statute, rule or regulations applicable to it or any of its properties or assets, or be in conflict with, result in a breach of or constitute a default under any note, bond, indenture, mortgage, lease, license, franchise agreement or other agreement, instrument or obligation, or result in the creation or imposition of any lien, charge or encumbrance of any kind or nature whatsoever upon any of the properties or assets of Seller. This Agreement and each and every agreement, document, exhibit and instrument to be executed, delivered and performed by the Seller or Holmberg in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of the Seller and Holmberg, as the case may be, enforceable against each of them in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

         2.3 CONSENTS. Except as set forth on Exhibit 2.3, no consent of, approval by, order or authorization of, or registration, declaration or filing by Seller or Holmberg with, any court or any governmental or regulatory agency or authority having jurisdiction over Seller or Holmberg or any of their property or assets or any other person is required on the part of Buyer in connection with the consummation of the transactions contemplated by this Agreement, excluding any registration, declaration or filing the failure to effect which would not have a material adverse effect on the financial condition of Buyer or the operation of its business after the Closing.

         2.4 TITLE TO PURCHASED ASSETS AND PROPERTY. The Seller and Holmberg will have at Closing good and marketable title to all of the Purchased Assets and Property, respectively, which are being sold to Buyer under this Agreement, free and clear of all liens, claims, charges, encumbrances, restrictions or security interests, except as set forth in Exhibit 2.4, which obligations will be paid in full at Closing. All of the Purchased Assets which are to be acquired by Buyer are in the possession of Seller and are generally in good operating condition and repair (ordinary wear and tear excepted). Neither Seller nor Holmberg is a party to any contract or obligation whereby there has been granted to anyone an absolute or contingent right to purchase, obtain or acquire any rights in the Property or in any of the assets, properties or operations of Seller or used in connection with the business of Seller.

         2.5  CONTRACTS AND LEASES.  Except as disclosed in Exhibit 2.5,  Seller
(i) has no leases of personal property relating to the Purchased Assets, whether as lessor or lessee; (ii) has no contractual or other obligations relating to the Purchased Assets, whether written or oral; and (iii) has not given any power of attorney to any person or organization for any purpose relating to the Purchased Assets. Except as disclosed in Exhibit 2.5, Holmberg has no real estate lease on the Property in which he is the landlord or lessor. Exhibit 2.5 sets forth a complete list, including any amendment of each lease or contract which are part of the Purchased Assets to be acquired by the Buyer. Seller has furnished Buyer a copy of each contract, lease or other document relating to the Purchased Assets to which they are subject or are a party or a beneficiary, which is to be assumed or acquired by Buyer. Except as disclosed on Exhibit 2.5, to Seller's and Holmberg's knowledge, such contracts, leases or other documents are valid and in full force and effect according to their terms and constitutes a legal, valid and binding obligation of Seller or Holmberg and the other respective parties thereto and is enforceable in accordance with their terms, and neither Seller nor Holmberg has any knowledge of any default or breach under such contract, lease or other document or of any pending or threatened claims under any such contract, lease or other document. Neither the signing or execution of this Agreement, nor the consummation of all or any of the transactions contemplated under this Agreement, will constitute a breach or default under any such contract, lease or other document.

         2.6 LITIGATION. Except as disclosed in Exhibit 2.6, there is no suit, claim, arbitration, investigation, action or proceeding entered against, now pending or, to the Seller's or Holmberg's knowledge, threatened against the Purchased Assets or the Property, before any court, arbitration, administrative or regulatory body or any governmental agency which may result in any judgment, order, award, decree, liability or other determination which will or could reasonably be expected to have any effect upon the Purchased Assets or Property, nor is there any basis known to Seller or Holmberg for any such action. Neither Seller nor Holmberg is subject to any judicial injunction or mandate or any quasi-judicial or administrative order or restriction directed to or against it or him or which would affect the Purchased Assets or Property.

         2.7 TAXES. Seller and Holmberg have timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed by them prior to such dates and have timely paid all taxes shown on such returns as owed for the periods of such returns, including all withholding or other payroll related taxes shown on such returns. Seller and Holmberg have made adequate provision for the payment of all taxes accruable for all periods ending on or before the Closing Date to any taxing authority and are not delinquent in the payment of any material tax or governmental charge of any nature. No assessments or notices of deficiency or other communications have been received by Seller or Holmberg with respect to any tax return which has not been paid, discharged or fully reserved against and no amendments or applications for refund have been filed or are planned with respect to any such return. There are no agreements between Seller or Holmberg and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return.

         2.8      FINANCIAL INFORMATION.

                  (a) Buyer has been provided with true, correct and complete copies of the Federal Income Tax Returns (Form 1120S) for Amusement Center for the years ended December 30, 1994 and 1995, respectively ("Tax Returns). Buyer has also received true and complete copies of the unaudited balance sheet as of November 30, 1996, and the related unaudited statements of income for the eleven months period then ending (the "Financial Statement") for Amusement Center and B & R II. The Tax Returns and the Financial Statements are in accordance with the books and records of Amusement Center and B & R II and fairly present the financial position of the corporations and the result of operations and changes in financial position of the corporations as of the dates and for the periods indicated, in each case in conformity with the compilation by the corporations' certified public accountant, compiled on a consistent basis.

                  (b) Seller has no liability or obligation (whether accrued, absolute, contingent or otherwise) which is of a nature required to be reflected in financial statements prepared in conformity with the compilation by the corporations' certified public accountant, compiled on a consistent basis, except for (i) the liabilities and obligations which are disclosed, or reserved against in the Financial Statements or
         Exhibit 2.8(b) hereto, to the extent and in the amounts so disclosed or reserved against, and (ii) liabilities incurred or accrued in the ordinary course of business since December 1, 1996 and which do not, either individually or in the aggregate, have an adverse effect on the business, assets or operations of the Seller.

                  (c) Except as disclosed in the Interim Financial Statements or
         Exhibit 2.8(c), Seller is not in default with respect to any liabilities or obligations, and all such liabilities or obligations shown or reflected in the Interim Financial Statements or Exhibit 2.8(c) and such liabilities incurred or accrued subsequent to December 1, 1996 have been, or are being, paid and discharged as they become due, and all such liabilities and obligations were incurred in the ordinary course of business.

         2.9 COMPLIANCE WITH LAWS. Seller is and at all times prior to the date hereof has been, in compliance with all statutes, orders, rules, and regulations applicable to it or to the ownership of its assets or the operation of its business, except for failures to be in compliance that would not have a material adverse effect on the business, properties, condition (financial or otherwise) or prospects of Seller, and Seller and Holmberg have no basis to expect to receive, and have not received, any order or notice of any such violation or claim of violation of any such statute, order, rule, ordinance or regulation.

         2.10 ENTERTAINMENT LICENSE. A Place of Entertainment License for Seller issued by the City of Minneapolis, Minnesota is in full force and effect and will remain in full force and effect until the Closing.

         2.11 INTELLECTUAL PROPERTY. The Seller is the owner of all right, title and interest in and to all of the Intellectual Property used in connection with the operation of Buns & Roses. Such Intellectual Property is free and clear of any material liens, mortgages, judgments, or other encumbrances of any kind, and no rights or licenses of any kind respecting the Intellectual property have been granted to any third party. There are no outstanding, or, to the best knowledge of the Seller or Holmberg, threatened claims of infringement against Seller or Holmberg respecting the use of any of the Intellectual Property in connection with the operations or business of the Seller and it has no knowledge of any trademark, service mark, trade name, assumed name, copyright, patent, trade secret, contractual or other rights of any third party which may be violated or infringed by the use of any of the Intellectual Property in connection with Seller's operations or business.

         2.12 INSURANCE POLICIES. Exhibit 2.12 contains a complete and correct list of the insurance coverage maintained by the Seller. Copies of all policies relating to such insurance carried by the Seller have been delivered or will be made available to Buyer. The policies of insurance held by Seller are in such amounts, and insure against such losses and risks, as Seller reasonably deems appropriate for its property and business operations. All such insurance policies are in full force and effect, and all premiums due thereon have been paid. Valid policies for such insurance will be outstanding and duly in force at all times prior to the Closing.

         2.13 LABOR MATTERS. Seller is not a party or otherwise subject to any collective bargaining agreement with any labor union or association. There are no discussions, negotiations, demands or proposals that are pending or have been conducted or made with or by any labor union or association, and there are not pending or threatened against Seller any labor disputes, strikes or work stoppages. To the best of Seller's and Holmberg's knowledge, Seller is in compliance with all federal and state laws respecting employment and employment practices, terms and conditions of employment and wages and hours, and, to its knowledge, is not engaged in any unfair labor practices. Seller is not a party to any written or oral contract, agreement or understanding for the employment of any officer, director or employee of the Seller.

         2.14 ENVIRONMENTAL MATTERS. Except as set forth in Exhibit 2.14, neither the Seller nor any other party to this Agreement is now, nor has in the past, used or is using the Property for the handling, treatment, storage or disposal of any Hazardous Substance (as hereinafter defined). Except as set forth in Exhibit 2.14, no release, discharge, spillage or disposal of any Hazardous Substance and no soil or water contamination by any Hazardous Substance has occurred or is occurring in or on the Property. Except as set forth in Exhibit 2.14, the Seller and Holmberg have complied with all reporting requirements under any applicable federal, state or local environmental laws and permits, and there are no existing violations by the Seller or Holmberg of any such environmental laws or permits. Except as set forth in Exhibit 2.14, there are no claims, actions, suits, proceedings or investigations related to the presence, release, discharge, spillage or disposal of any Hazardous Substance or contamination of soil or water by any Hazardous Substance pending or threatened with respect to the Property or otherwise against the Seller or Holmberg in any court or before any state, federal or other governmental agency or private arbitration tribunal and to the best of the knowledge of Seller and any other party to this Agreement, there is no basis for any such claim, action, suit, proceeding or investigation. To the best of their knowledge, there are no underground storage tanks on the Property. Neither the Seller nor Holmberg is aware of any building or other improvement included in the Property which contains any asbestos or any asbestos-containing materials. For the purposes of this Agreement, "Hazardous Substance" shall mean any hazardous or toxic substance or waste as those terms are defined by any applicable federal or state law or regulation including, without limitation, the Comprehensive Environmental Recovery Compensation and Liability Act, 42 U.S.C. 9601 and the Resource Conservation and Recovery Act, 42 U.S.C. 6901 and petroleum, petroleum products and oil.

         2.15 NO DEFAULT. Seller is not in default under any term or condition of any instrument evidencing, creating or securing any indebtedness of Seller, and there has been no default in any material obligation to be performed by Seller under any other contract, lease, agreement, commitment or undertaking to which it is a party or by which it or its assets or properties are bound, nor has Seller waived any material right under any such contract, lease, agreement, commitment or undertaking.

         2.16 ABSENCE OF CHANGE. Neither the Seller nor Holmberg has any knowledge of any present or future condition or state of facts or circumstances which would materially and adversely affect the business of the Seller. Since December 1, 1996, the Seller has conducted its business in the ordinary course of business.

         2.17 DISCLOSURE. No representation or warranty of Seller or Holmberg contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         2.18 NO BROKERAGE COMMISSION. No broker or finder has acted for the Seller in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder's fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Seller.


                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer hereby represents and warrants to Seller and Holmberg as follows:

         3.1 ORGANIZATION OF BUYER. Buyer is a corporation duly organized, validly existing and in good standing in the laws of the state of Texas, with full power and authority to carry on the businesses in which it is engaged, to own the properties that it owns currently and will own at the Closing, and to perform its obligations under this Agreement.

         3.2 AUTHORIZATION OF AGREEMENT. Buyer has all requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery by Buyer of this Agreement and the performance by Buyer of its obligations hereunder (a) have been duly and validly authorized by all requisite corporate action and (b) will not violate its charter or bylaws or any order, writ, injunction, decree, statute, rule or regulations applicable to it or any of its properties or assets, or be in conflict with, result in a breach of or constitute a default under any note, bond, indenture, mortgage, lease, license, franchise agreement or other agreement, instrument or obligation, or result in the creation or imposition of any lien, charge or encumbrance of any kind or nature whatsoever upon any of the properties or assets of Buyer. This Agreement and each and every agreement, document, exhibit and instrument to be executed, delivered and performed by the Buyer in connection herewith constitute or will, when executed and delivered, constitute the valid and legally binding obligations of the Buyer enforceable against it in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors' rights generally.

         3.3 DISCLOSURE. No representation or warranty of Buyer contained in this Agreement (including the exhibits hereto) contains any untrue statement or omits to state a material fact necessary in order to make the statements contained herein or therein, in light of the circumstances under which they were made, not misleading.

         3.4 INSURANCE. Buyer shall maintain insurance at such amounts and such liabilities of hazards as is customarily maintained by other companies operating similar businesses. Buyer shall deliver Certificates of such insurance to Sellers and Holmberg, and such Certificates shall be specified to all policies of insurance in effect and shall not be canceled except upon 10 days prior written notice to Seller and Holmberg; such insurance shall include general comprehensive liability insurance and coverage amount not less than $1,000,000 per occurrence and per person; the insurance on the Property shall include fire and extended coverages in the amount not less than the Purchase Price assigned to the Property; and all policies of insurance shall name Seller and Holmberg as an additional insured thereunder.

         3.5 DISPOSITION OF ASSETS. Buyer may sell or dispose of any inventory assets in the usual and ordinary course of business, and may sell or dispose of equipment provided the same shall be replaced with new equipment of like kind and quality. All of the Buyer's assets shall be maintained in good working order and repair.

         3.6 BROKERAGE COMMISSION. No broker or finder has acted for the Buyer in connection with this Agreement or the transactions contemplated hereby, and no person is entitled to any brokerage or finder's fee or compensation in respect thereof based in any way on agreements, arrangements or understandings made by or on behalf of the Buyer, except the obligation of Buyer to pay for the services to Gilbert Kopolow, with Gilbert Kopolow and Associates Investments.

                                   ARTICLE IV
                                    COVENANTS

         4.1 CONSENTS AND FURTHER ACTIONS. As soon as practicable, Seller, Holmberg and Buyer will jointly commence to take all reasonable action required to obtain all consents, approvals and agreements of any third parties at the expense of Buyer. Specifically, without limiting the foregoing, Buyer will commence to take all reasonable action required to obtain the issuance of any and all permits necessary to operate Buns & Roses as a female topless entertainment facility, including the issuance of a liquor license duly issued and approved by the City of Minneapolis which will allow for the sale of liquor by Buyer at Buns & Roses. Seller,

Holmberg and Buyer each will keep the other informed of the status of any inquiries made of such party by any governmental agency or authority or members of their respective staffs with respect to this Agreement or the transactions contemplated hereby. In addition, subject to the terms and conditions herein provided, each of Seller, Holmberg and Buyer covenants and agrees to use reasonable efforts to take, or cause to be taken, all action, or do, or cause to be done, all things, necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         4.2 CONDUCT OF BUSINESS OF SELLER. The Seller and Holmberg agree that during the period from the date of this Agreement to the Closing Date, except as expressly contemplated by this Agreement or to the extent that Buyer may otherwise consent in writing, which consent shall not be unreasonably withheld, Seller and Holmberg shall cause Buns & Roses (a) to conduct its business in the ordinary and usual course; (b) to make no material changes in its operations except as expressly contemplated by this Agreement; (c) to use its best efforts to maintain and preserve its business organization, employees, customers and relationships; (d) to enter into no employment agreement with any person and to grant no changes in compensation of employees; (e) to pay and discharge all bills and monetary obligations in the ordinary course and timely and properly perform all of its obligations and commitments under all existing contracts and agreements pertaining to the business, except as to amounts or obligations that Seller contests in good faith; (f) not to sell, lease or otherwise dispose of or agree to sell, lease or otherwise dispose of any of its assets, except in the ordinary course of business; (g) not to declare or pay any dividends or make any distribution on any of its capital stock, except for Regulation S corporation distributions; (h) to make no capital expenditures in excess of $10,000; (I) to make no loans or advances to officers of Seller; (j) to make no guaranties of the obligations or debts of others; (k) to incur no debts or obligations of any other corporation or entity; (l) to purchase no stock of or otherwise invest in any other corporation or entity; and (m) to issue no additional capital stock.

         4.3 ACCESS TO INFORMATION. Between the date of this Agreement and the Closing Date, Seller shall give Buyer and its authorized representatives full access, at all reasonable times, to its businesses, properties and assets, and all of its financial books and records, agreements and records relating to the ownership and operation of Seller as shall be reasonably requested. Seller will permit Buyer and its representatives to make such inspections as they may require and will cause the officers of Seller to cooperate with Buyer in connection with such inspection.

         4.4 PROHIBITED NEGOTIATIONS. Subsequent to the execution of the Agreement, and prior to the Closing Date of the Agreement, neither the Seller nor Holmberg shall solicit or encourage inquiries or proposals with respect to or furnish any information relating to or participate in any negotiations or discussions concerning, any sale or conveyance of the Property or any acquisition or purchase of all or a substantial portion of the assets of Seller or of a equity interest in Seller, or any business combination with Seller. Seller and/or Holmberg hereby agree to advise Buyer of any contact from any third party regarding the acquisition of the Property or the acquisition or other investment in Seller or of any contact which would relate to the transactions contemplated by this Agreement.

         4.5 PUBLIC ANNOUNCEMENTS. Each party shall promptly advise and cooperate with the other prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release or other information to the press or otherwise for general release with respect to this Agreement or the transactions contemplated hereby. Seller and Holmberg shall have the right to advise its employees of this transaction as of the date the Liquor License is applied for.

         4.6 FINDERS AND BROKERS FEES. Each party shall be liable for any finder's or broker's fees for which it has contracted or which may arise from its conduct. Each party shall indemnify and hold harmless the other party against any liability, damage, cost or expense involving a finder's or broker's fee and arising out of the conduct of such party. Any expenses or fees due to Mr. Gilbert Kopolow shall be at the expense of Buyer.

                                    ARTICLE V
                              CONDITIONS TO CLOSING

         5.1 CONDITIONS TO THE OBLIGATIONS OF SELLER AND HOLMBERG. The obligations of Seller and Holmberg to consummate the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, unless waived, in whole or in part, by Seller and Holmberg for purposes of consummating such transaction.

                  (a) The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on the Closing Date;

                  (b)  Buyer  shall  have   performed   and  complied  with  all
         agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with on or prior to the Closing;

                  (c) The Seller and Holmberg shall have received a certificate, dated the Closing Date and signed by the president of the Buyer to the effect set forth in Section 5.1(a) and 5.1(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

                  (d) Execution and delivery of the Mortgage Promissory Note and the Promissory Note by Buyer;

                  (e) Execution and delivery of the First Mortgage Deed on the Property to Holmberg;

                  (f)      Execution and delivery of the Security Agreement;

                  (g) Axelrod, Smith & Kirshbaum, counsel for Buyer, shall have delivered to Seller and Holmberg the written opinion, dated as of the Closing Date, in form and substance satisfactory to Seller and its counsel, to the effect set forth on Exhibit 5.1.(g) and containing such other provisions as the parties may agree; and

                  (h) No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Buyer.

         5.2 CONDITIONS TO THE OBLIGATIONS OF BUYER. The obligations of the Buyer to effect the transactions contemplated hereby shall be subject to the satisfaction, on or before the Closing Date, of each and every one of the following conditions, unless waived, in whole or in part, by Buyer for purposes of consummating such transaction.

                  (a) The representations and warranties of Seller and Holmberg set forth herein shall be true and correct in all material respects on the Closing Date with the same force and effect as if they had been made on the Closing Date;

                  (b) Seller shall have performed and complied with all agreements, obligations, covenants and conditions required by this Agreement to be performed or complied with by Seller on or prior to the Closing;

                  (c) The Buyer shall have received a certificate, dated the Closing Date and signed by the president of the Seller to the effect set forth in Section 5.2(a) and 5.2(b) for the purpose of verifying the accuracy of such representations and warranties and the performance and satisfaction of such covenants and conditions;

                  (d) Approval and issuance to the Buyer of a liquor license duly issued, approved and authorized by the City of Minneapolis which will allow for the sale of liquor by the Buyer at the premises where Buns & Roses is located;

                  (e) Buyer shall have obtained all necessary permits or other authorizations which may be needed to conduct topless entertainment on the Property;

                  (f) Buyer shall have received from Holmberg a General Warranty Deed conveying good and marketable title to the Property, free and clear of any liens, charges or encumbrances (except a first lien on the Property to Holmberg by Buyer) and all contingencies and conditions pursuant to the Earnest Money Contract shall have been fulfilled;

                  (g) Written termination of the existing Real Estate Lease between Holmberg and Amusement Center for the lease of the Property and the Sublease between Amusement Center and B&R II;

                  (h) Holmberg shall have executed and delivered to Buyer the Non-Competition Agreement required by Section 6.2(a);

                  (i) Seller shall have delivered to Buyer all instruments of assignment and bills of sale necessary to transfer to Buyer good and marketable title to the Purchased Assets;

                  (j) The independent certified public accountants of the Buyer shall be satisfied that the Seller's books and records can be audited for the fiscal years ended 1994 and 1995 and for the current fiscal year of 1996;

                  (k) Bernick and Lifson P.A., counsel for Seller and Holmberg, shall have delivered to Buyer the written opinion, dated as of the Closing Date, in form and substance satisfactory to Buyer and its counsel, to the effect set forth on Exhibit 5.2(k) and containing such other provisions as the parties may agree; and

                  (l) No action, suit or proceeding by or before any court or any governmental or regulatory authority shall have been commenced and no investigation by any governmental or regulatory authority shall have been commenced seeking to restrain, prevent or challenge the transactions contemplated hereby or seeking judgments against Seller.


                                   ARTICLE VI
                                   THE CLOSING

         6.1 TIME AND PLACE OF CLOSING. The Closing of the transactions provided for in this Agreement ("Closing") shall be held at the offices of Messerli & Kramer P.A., 1800 5th Street Towers, Minneapolis, Minnesota 55402, commencing at 10:00 a.m. Central Daylight Time on the sooner of (i) April 30, 1997 or (ii) five (5) business days after the issuance and approval of a liquor license to Buyer, unless the liquor license is not approved and issued to Buyer by April 30, 1997, in which event the Closing shall occur five (5) business days after such approval is obtained. In the event that the liquor license has not been approved and issued to Buyer by 5:00 p.m. Central Daylight Time on July 31, 1997, then, unless otherwise provided below, either party may provide written notice to the other that this Agreement is canceled and terminated. In such event, the Earnest Money, together with any accrued interest, shall be delivered in the manner set forth in Article 9 hereof. In the event that the Closing does not occur by July 31, 1997, the Seller shall have the right, but not the obligation, to extend the date of Closing, on a month to month basis, until October 31, 1997, by the payment to the Seller, on a month to month basis, of a $25,000.00 extension fee for each month extended. The Buyer shall make such $25,000.00 extension fee payment to the Seller on or before two days prior to the end of the month preceding the month for which an extension is to be obtained. The day on which the Closing occurs is referred to herein as the "Closing Date."

         6.2 RELATED TRANSACTION. In addition to the purchase and sale of the Purchased Assets and the Property, the following action shall take place contemporaneously at the Closing:

                  (a) Holmberg shall enter into a Non-Competition Agreement to be dated the Closing Date and to be in the form of Exhibit 6.2(a), attached hereto (the "Non-Competition Agreement"); and

                  (b) Holmberg and Buyer shall have duly performed, complied with and satisfied all covenants, agreements, terms and conditions required by the Earnest Money Contract to be performed, complied with or satisfied by them at the Closing Date.

         6.3 CLOSING DOCUMENTS OF SELLER AND HOLMBERG. At the Closing, Seller and Holmberg shall deliver or cause to be delivered to Buyer the following:

                  (a) all instruments of assignment and bills of sale necessary to transfer to Buyer good and marketable title to the Purchased Assets free and clear of all liens, charges or encumbrances;

                  (b) Buyer shall have received from Holmberg a General Warranty Deed conveying good and marketable title to the Property free and clear of all liens, charges or encumbrances (except a first lien on the Property to Holmberg by Buyer);

                  (c) Written termination agreement of the existing Real Estate Lease between Holmberg and Amusement Center for the lease of the Property and the Sublease between Amusement Center and B&R II;

                  (d) officers certificate required by Section 5.2(c); and

                  (e) opinion of Bernick and Lifson, P.A., counsel to Seller and Holmberg, substantially in the form attached hereto as Exhibit 5.2(e).

         6.4 CLOSING DOCUMENTS OF BUYER. At the Closing, Buyer shall deliver or cause to be delivered to Seller and Holmberg, the following:

                  (a) $440,000.00, payable in certified check, bank check, or "Fed Funds" wire transfer;

                  (b) $60,000.00 to be transferred from the Earnest Money Escrow Account as set forth in Section 1.4 and in the Earnest Money Contract;

                  (c) Mortgage Promissory Note in the amount of $500,000.00, the form of which is set forth as Exhibit 1.3 (ii)(a);

                  (d) Promissory Note in the amount of $2,000,000.00, the form of which is set forth as Exhibit 1.3 (ii)(b);

                  (e) First Mortgage Deed on the Property from Buyer to Holmberg, the form of which is set forth as Exhibit 1.3 (ii)(c);

                  (f)  Security  Agreement,  the form of  which is set  forth as
         Exhibit 1.3 (ii)(d);

                  (g)      officers certificate required by Section 5.1(c); and

                  (h) opinion of Axelrod, Smith & Kirshbaum, counsel for Buyer, substantially in the form attached hereto as Exhibit 5.1(g).

                                   ARTICLE VII
                                 INDEMNIFICATION

         7.1 INDEMNIFICATION FROM THE SELLER AND HOLMBERG. The Seller and Holmberg agree to and shall indemnify, defend (with legal counsel reasonably acceptable to Buyer), and hold Buyer, its officers, directors, shareholders, employees, agents, affiliates, and assigns harmless at all times after the date of this Agreement, from and against and in respect of, any liability, claim, deficiency, loss, damage or injury, and all reasonable costs and expenses (including reasonable attorneys' fees and costs of any suit related thereto) suffered or incurred by Buyer arising from (a) any misrepresentation by, or breach of any covenant or warranty of Seller or Holmberg contained in this Agreement, or any Exhibit, certificate, or other instrument furnished or to be furnished by Seller or Holmberg hereunder, or any claim by a third party (regardless of whether the claimant is ultimately successful) which if true would be such a misrepresentation or breach; (b) any nonfulfillment of any agreement on the part of Seller or Holmberg under this Agreement, or from any material misrepresentation in or material omission from, any certificate or other instrument furnished or to be furnished to Buyer hereunder; and (c) any suit, action, proceeding, claim or investigation, pending or threatened against or affecting Seller or Holmberg which arises from, which arose from, or which is based upon any matter or state of facts existing prior to Closing.

         7.2 INDEMNIFICATION FROM THE BUYER. The Buyer agrees to and shall indemnify, defend (with legal counsel reasonably acceptable to Seller and
Holmberg) and hold Seller and Holmberg, its officers, directors, shareholders, employees, agents and assigns harmless at all times after the date of Closing from and against, and in respect of any liability, claim, deficiency, loss, damage, or injury, and all reasonable costs and expenses (including reasonably attorneys' fees and costs of any suit related thereto) suffered or incurred by Seller and Holmberg, from (a) any misrepresentation by, or breach of any covenant or warranty of, the Buyer contained in this Agreement or any Exhibit, certificate, or other agreement or instrument furnished or to be furnished by Buyer hereunder, or any claim by a third party (regardless of whether the claimant is ultimately successful), which if true, would be such a misrepresentation or breach; (b) any nonfulfillment of any agreement on the part of Buyer under this Agreement, or from any misrepresentation in or omission from, any certificate or other agreement or instrument furnished or to be furnished to Seller or Holmberg hereunder; and (c) any suit, action, proceeding, claim or investigation which arises from or which is based upon any matter or state of facts subsequent to Closing.

         7.3 DEFENSE OF CLAIMS. If any lawsuit or enforcement action is filed against any party entitled to the benefit of indemnity hereunder, written notice thereof shall be given to the indemnifying party as promptly as practicable (and in any event not less than fifteen (15) days prior to any hearing date or other date by which action must be taken); provided that the failure of any indemnified party to give timely notice shall not affect rights to indemnification hereunder except to the extent that the indemnifying party demonstrates actual damage caused by such failure. After such notice, if the indemnifying party shall acknowledge in writing to such indemnified party that this Agreement applies with respect to such lawsuit or action, then the indemnifying party shall be entitled, if it so elects, to take control of the defense and investigation of such lawsuit or action and to employ and engage attorneys of its own choice to handle and defend the same, at the indemnifying party's cost, risk and expense; and such indemnified party shall cooperate in all reasonable respects, at its cost, risk and expense, with the indemnifying party and such attorneys in the investigation, trial and defense of such lawsuit or action and any appeal arising therefrom; provided, however, that the indemnified party may, at its own cost, participate in such investigation, trial and defense of such lawsuit or action and any appeal arising therefrom. The indemnifying party shall not, without the prior written consent of the indemnified parties, effect any settlement of any proceeding in respect of which any indemnified parties is a party and indemnity has been sought hereunder unless such settlement of a claim, investigation, suit, or other proceeding only involves a remedy for the payment of money by the indemnifying party and includes an unconditional release of such indemnified parties from all liability on claims that are the subject matter of such proceeding.

         7.4 DEFAULT OF INDEMNIFICATION OBLIGATION. If an entity or individual having an indemnification, defense and hold harmless obligation, as above provided, shall fail to assume such obligation, then the party or entities or both, as the case may be, to whom such indemnification, defense and hold harmless obligation is due shall have the right, but not the obligation, to assume and maintain such defense (including reasonable counsel fees and costs of any suit related thereto) and to make any settlement or pay any judgment or verdict as the individual or entities deem necessary or appropriate in such individual's or entities' absolute sole discretion and to charge the cost of any such settlement, payment, expense and costs, including reasonable attorneys' fees, to the entity or individual that had the obligation to provide such indemnification, defense and hold harmless obligation and same shall constitute an additional obligation of the entity or of the individual or both, as the case may be.

                                  ARTICLE VIII
                                   INTEGRATION

         The parties acknowledge and agree that all agreements, documents, obligations and transactions contemplated by this Agreement shall be integrated. Accordingly, if there shall be a default, nonperformance or breach of any of the same, or any obligation exists 30 days after notice of such default (five days if for nonpayment), non-performance or breach is given to the party committing the same, the same shall constitute a material breach of all obligations and all of such agreements, documents, obligations and transactions, entitling Seller, Holmberg, or Buyer to pursue any or all available legal remedies at law, in equity or by any of such agreements. All remedies shall be cumulative and the failure or choice by Seller, Holmberg or Buyer to exercise any one or more remedies shall not preclude or prevent the later exercise of any such remedies from time to time. The party committing such default, nonperformance or breach shall be responsible for the reasonable attorneys' fees incurred by the other party as a result of such default, nonperformance or breach, even if such default, nonperformance or breach is subsequently cured.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 NOTICES. All communications required or permitted under this Agreement shall be in writing and any communication or delivery hereunder shall be deemed to have been duly made if actually delivered or sent by electronic fax or if mailed by registered or certified mail, postage prepaid, addressed to the party being notified as set forth below. All such notices and communications shall be deemed to have been received on the date of delivery or on the third business day after the mailing thereof. Any party may, by written notice so delivered to the other, change the address to which delivery shall thereafter be made. Notices to the parties hereto shall be made at the addresses set forth below:

                  (a)      If to Seller or Holmberg, to:

                                    Mr. Larry Holmberg
                                    Amusement Center, Inc.
                                    300 South 3rd Street
                                    Minneapolis, Minnesota 55415
                                    Fax: ______________


                  With a copy to:

                                    Bernick & Lifson, P.A.
                                    Attn: Mr. Saul Bernick
                                    5500 Wayzata Blvd., Ste. 1200
                                    Minneapolis, Minnesota 55416
                                    Fax: (612) 546-1003

                  (b)      If to Buyer, to:

                                    Mr. Robert L. Watters
                                    Rick's Cabaret International, Inc.
                                    3113 Bering Drive
                                    Houston, Texas 77057
                                    Fax: (713) 785-2593

                           With a copy to:

                                    Mr. Robert D. Axelrod
                                    Axelrod, Smith & Kirshbaum
                                    5300 Memorial Drive, Suite 700
                                    Houston, Texas 77007
                                    Fax:  (713) 552-0202

         9.2 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (except that Buyer may assign its rights to an entity which is wholly owned by Buyer) without the prior written consent of the other parties, which consent will not be unreasonably withheld. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective heirs, personal representatives, successors and assigns.

         9.3 COUNTERPARTS. This Agreement may be executed in any number of counterparts, which taken together shall constitute one and the same instrument and each of which shall be considered an original for all purposes.

         9.4 SECTION HEADINGS. The section headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.

         9.5 ENTIRE AGREEMENT; AMENDMENT. This Agreement, the documents to be executed hereunder and the exhibits attached hereto constitute the entire agreement among the parties hereto pertaining to the subject matter hereof and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the parties pertaining to the subject matter hereof, and there are no warranties, representations or other agreements among the parties in connection with the subject matter hereof except as specifically set forth herein or in documents delivered pursuant hereto. No supplement, amendment, alteration, modification, waiver or termination of this Agreement shall be binding unless executed in writing by the parties hereto. All of the exhibits referred to in this Agreement are hereby incorporated into this Agreement by reference and constitute a part of this Agreement.

         9.6 SURVIVAL. All warranties and representations herein shall survive the Closing and shall be true and correct as of the date hereof and as of the Closing Date. In addition, Buyer's warranties shall be true and correct in accordance with their terms until all obligations have been fully and finally performed. The respective representations, warranties, covenants and agreements set forth in this Agreement shall survive the Closing for the maximum period allowed by law.

         9.7 PUBLIC ANNOUNCEMENTS. The parties hereto agree that prior to making any public announcement or statement with respect to the transactions contemplated by this Agreement, the party desiring to make such public announcement or statement shall consult with the other parties hereto and exercise their best efforts to (i) agree upon the text of a joint public announcement or statement to be made by all of such parties or (ii) obtain approval of the other parties hereto to the text of a public announcement or statement to be made solely by the party desiring to make such public announcement; provided, however, that if any party hereto is required by law to make such public announcement or statement, then such announcement or statement may be made without the approval of the other parties.

         9.8 VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         9.9 WAIVER. No waiver by any party of any default or non-performance shall be deemed a waiver of any subsequent default or non-performance, and no waiver of any kind shall be effective unless set forth in writing and signed by the party against whom such waiver is to be charged.

         9.10 FURTHER ASSURANCES. Each party covenants that at any time, and from time to time, after the Closing Date, it will execute such additional instruments and take such actions as may be reasonably requested by the other parties to confirm or perfect or otherwise to carry out the intent and purposes of this Agreement.

         9.11 EXHIBITS NOT ATTACHED. Any exhibits not attached hereto on the date of execution of this Agreement shall be deemed to be and shall become a part of this Agreement as if executed on the date hereof upon each of the parties initialing and dating each such exhibit, upon their respective acceptance of its terms, conditions and/or form.

         9.12 EXPENSES. All expenses incurred by the parties hereto in connection with or related to the authorization, preparation and execution of this Agreement and the Closing of the transactions contemplated hereby, shall be borne solely and entirely by the party which has incurred the same.

         9.13 ATTORNEYS' REVIEW. In connection with the negotiation and drafting of this Agreement, the parties represent and warrant to each other that they have had the opportunity to be advised by attorneys of their own choice.

         9.14 GENDER. All personal pronouns used in this Agreement shall include the other genders, whether used in the masculine, feminine or neuter gender, and the singular shall include the plural, and vice versa, whenever appropriate.

         9.15 JURISDICTION. This Agreement was entered into in the City of Minneapolis, State of Minnesota, and the laws of the State of Minnesota shall govern and be applicable to this Agreement and any interpretation or construction thereto.

         9.16 RETURN OF EARNEST MONEY. In the event there is no Closing on this Agreement based upon this Agreement being canceled and terminated as permitted in either Section 5.1 or Section 5.2, then the Earnest Money, together with any accrued interest shall be refunded to Buyer as soon as is practicable (not more than five (5) business days) after either party cancels and terminates this Agreement by providing written notice of such cancellation and termination to the other party. Notwithstanding the foregoing, if the Closing does not occur for a reason other than the cancellation or termination as permitted in either
Section 5.1 or Section 5.2, or if the Closing does not occur as a result of a determination by the Board of Directors of the Buyer not to consummate the transactions contemplated hereby, then the Sellers and Shareholder shall receive, in the aggregate, $50,000.00 of the Earnest Money as liquidated damages, which shall be their sole and exclusive remedy.




         IN WITNESS WHEREOF, the parties hereto have executed or caused this Agreement to be executed effective as of the day and year first above written.




                             AMUSEMENT CENTER, INC.


                             By: /s/ LARRY HOLMBERG
                                 -----------------------------
                                     Larry Holmberg, President

                              BUNS & ROSES II, INC.

                              By: /s/ LARRY HOLMBERG
                                  -----------------------------
                                      Larry Holmberg, President


                                  /s/ LARRY HOLMBERG
                                  --------------------------------
                                      LARRY HOLMBERG, Individually




                               RICK'S CABARET INTERNATIONAL, INC.


                               By: /s/ ROBERT L. WATTERS
                                   --------------------------------
                                       Robert L. Watters, President